As filed with the Securities and Exchange Commission on February 12, 2009
Registration No. 333-151787
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
ON
FORM S-3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1512186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John J. Lipinski
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Michael A. Levitt
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
(212) 859-8000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed	Amount of
Title of Each Class of	Amount to be	Offering Price	Maximum Aggregate	Registration
Securities to be Registered	Registered	per Unit	Offering Price	Fee
Primary Offering(1):
Common Stock, par value $0.01 per share	(2)(3)	(3)(4)	(3)(5)	(3)
Preferred Stock, par value $0.01 per share	(2)(3)	(3)(4)	(3)(5)	(3)
Senior Debt Securities and Subordinated Debt Securities (collectively, “Debt Securities”)	(2)(3)	(3)(4)	(3)(5)	(3)
Warrants	(2)(3)	(3)(4)	(3)(5)	(3)
Subscription Rights	(2)(3)	(3)(4)	(3)(5)	(3)
Total Primary Offering	(2)(3)	(3)(4)	$250,000,000(5)	$9,825(6)
Secondary Offering:
Common Stock, par value $0.01 per share	11,500,000(7)	$25.51(8)	$293,365,000(8)(9)	$11,530(10)
Common Stock, par value $0.01 per share	3,500,000(7)	$6.08(8)	$21,280,000(8)(9)	$837(6)
Total Secondary Offering	15,000,000(7)		$314,645,000(8)(9)	$12,367(6)
Total			$564,645,000	$22,192(6)

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	An indeterminate number or amount of the registrant’s securities may from time to time be issued at indeterminate prices and sold by the registrant pursuant to this registration statement.

(3)	Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(4)	The proposed maximum offering price per unit will be determined from time to time in connection with the issuance by the registrant of the securities registered hereunder.

(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement for the primary offering exceed $250,000,000, unless the Registrant files an additional registration statement in accordance with Rule 462(b) under the Securities Act.

(6)	The registrant paid a fee of $11,530 in connection with the initial filing of this registration statement on June 19, 2008. In addition, the registrant paid a filing fee of $4,745 with respect to the registration statement on Form S-1 for common units representing limited partner interests of CVR Partners, LP, its majority-owned subsidiary, file no. 333-149423, which registration statement was withdrawn on June 19, 2008, and $5,650 with respect to its registration statement on Form S-1 for convertible senior notes due 2013, file no. 333-151786, which registration statement was withdrawn on November 4, 2008. Pursuant to Rule 457(p) under the rules and regulations of the Securities Act, all of the filing fees paid in connection with the withdrawn registration statements are offset against the filing fee due in connection with this registration statement.

(7)	Pursuant to Rule 416(a) under the rules and regulations under the Securities Act, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(8)	In the case of 11,500,000 of the shares of common stock to be sold by the selling stockholders pursuant to this registration statement, the proposed maximum offering price per unit of $25.51 was computed based on the average of the high and low prices reported for the registrant’s common stock traded on the New York Stock Exchange on June 13, 2008; this computation was made when the registration statement was originally filed on June 19, 2008 and resulted in a filing fee of $11,530. In the case of 3,500,000 shares of common stock to be sold by the selling stockholders pursuant to this registration statement, the proposed maximum offering price per unit of $6.08 was computed based on the average of the high and low prices reported for the registrant’s common stock traded on the New York Stock Exchange on February 9, 2009 and resulted in a filing fee of $837. For 11,500,000 of the shares, the maximum offering price per unit is $25.51 and the bona fide estimate of the maximum offering price is $293,365,000. For 3,500,000 of the shares, the maximum offering price per unit is $6.08 and the bona fide estimate of the maximum offering price is $21,280,000. However, the maximum offering price per unit and the maximum aggregate offering price are included herein solely for purposes of calculating the registration fee, and the maximum aggregate offering price for the 15,000,000 shares in the aggregate may exceed $314,645,000 if the shares are sold at prices higher than their estimated maximum offering prices per unit.

(9)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the rules and regulations of the Securities Act.

(10)	Previously paid on June 19, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated February 12, 2009.

CVR Energy, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights

CVR Energy, Inc. may offer to sell under this prospectus, from time to time, shares of common stock, preferred stock (including preferred stock that may be convertible into or exchangeable for common stock), senior or subordinated debt securities (including senior or subordinated debt securities that may be convertible into or exchangeable for common stock) and warrants and subscription rights to purchase any of the other securities that may be sold by us under this prospectus. In addition, the selling stockholders named in this prospectus may offer for resale, from time to time, up to 15,000,000 shares of our common stock. We refer to our common stock (whether offered by us or the selling stockholders), our preferred stock, our debt securities, our warrants and our subscription rights collectively as securities.

The securities may be offered or sold by us or a selling stockholder at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the securities. The selling stockholders will pay all commissions and discounts, if any, attributable to the sale or disposition of their shares of our common stock, or interests therein.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “CVI.” As of February 9, 2009, the closing price of our common stock was $6.14.

This prospectus describes the general manner in which securities may be offered and sold by us and the selling stockholders. We will provide supplements to this prospectus describing the specific manner in which these securities may be offered and sold to the extent required by law. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We and the selling stockholders may sell securities to or through underwriters, dealers or agents. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities to the extent required by law.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors described under “Risk Factors” filed as Exhibit 99.1 to our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 filed with the Securities and Exchange Commission on November 13, 2008 (which document is incorporated by reference herein), as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities. See “Incorporation By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Pursuant to this prospectus, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings in an aggregate amount not to exceed $250 million, subject to our ability to file a registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the selling stockholders named on page 8 may, from time to time, sell up to a total of 15,000,000 shares of our common stock described in this prospectus in one or more offerings.

In this prospectus, all references to the “Company,” “CVR Energy,” “we,” “us” and “our” refer to CVR Energy, Inc., a Delaware corporation, and its consolidated subsidiaries, and all references to the “nitrogen fertilizer business” and “the Partnership” refer to CVR Partners, LP, a Delaware limited partnership that owns and operates our nitrogen fertilizer facility, unless the context otherwise requires or where otherwise indicated. The Company currently owns all of the interests in the Partnership other than the managing general partner interest and associated incentive distribution rights.

When we or one or more selling stockholders sells securities under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

We are an independent refiner and marketer of high value transportation fuels and, through a limited partnership, a producer of ammonia and urea ammonia nitrate, or UAN, fertilizers. We are one of only eight petroleum refiners and marketers located within the mid-continent region (Kansas, Oklahoma, Missouri, Nebraska and Iowa). The nitrogen fertilizer business is the only operation in North America that utilizes a petroleum coke, or pet coke, gasification process.

Our petroleum business includes a 115,000 barrel per day, or bpd, complex full coking medium-sour crude refinery in Coffeyville, Kansas. In addition, our supporting businesses include (1) a crude oil gathering system serving central Kansas, northern Oklahoma, southwestern Nebraska and Colorado, (2) storage and terminal facilities for asphalt and refined fuels in Phillipsburg, Kansas, (3) a 145,000 bpd pipeline system that transports crude oil to our refinery and associated crude oil storage tanks with a capacity of approximately 1.2 million barrels and (4) a rack marketing division supplying product through tanker trucks for distribution directly to customers located in close geographic proximity to Coffeyville and Phillipsburg and to customers at throughput terminals on Magellan Midstream Partners L.P.’s refined products distribution systems. In addition to rack sales, we make bulk sales (sales through third party pipelines) into the mid-continent markets via Magellan and into Colorado and other destinations utilizing the product pipeline networks owned by Magellan, Enterprise Products Partners L.P. and NuStar Energy L.P. Our refinery is situated approximately 100 miles from Cushing, Oklahoma, one of the largest crude oil trading and storage hubs in the United States, served by numerous pipelines from locations including the U.S. Gulf Coast and Canada, providing us with access to virtually any crude oil variety in the world capable of being transported by pipeline.

The nitrogen fertilizer business consists of a nitrogen fertilizer manufacturing facility comprised of (1) a 1,225 ton-per-day ammonia unit, (2) a 2,025 ton-per-day UAN unit and (3) an 84 million standard cubic foot per day gasifier complex. The nitrogen fertilizer business is the only operation in North America that utilizes a petroleum coke gasification process to produce ammonia. For the nine months ended September 30, 2008, approximately 70% of the ammonia produced by the fertilizer plant was further upgraded to UAN fertilizer (a solution of urea, ammonium nitrate and water used as a fertilizer). Furthermore, on average during the last four years, over 75% of the pet coke utilized by the fertilizer plant was produced and supplied to the fertilizer plant as a by-product of our refinery. As such, the nitrogen fertilizer business benefits from high natural gas prices, as fertilizer prices generally increase with natural gas prices, without a directly related change in cost (because pet coke rather than natural gas is used as a primary raw material).

CVR Energy, Inc. was incorporated in Delaware in September 2006. Our principal executive offices are located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, and our telephone number is (281) 207-3200. Our website address is www.cvrenergy.com. Information contained in or linked to or from our website is not a part of this prospectus.

RISK FACTORS

You should carefully consider the “Risk Factors” filed as Exhibit 99.1 to our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 13, 2008 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), before deciding to invest in any of our securities. See “Incorporation By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of operating as a public company, our capital programs and environmental expenditures. These statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors,” that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

•	volatile margins in the refining industry;

•	exposure to the risks associated with volatile crude prices;

•	the availability of adequate cash and other sources of liquidity for our capital needs;

•	disruption of our ability to obtain an adequate supply of crude oil;

•	losses due to the Cash Flow Swap;

•	decreases in the light/heavy and/or the sweet/sour crude oil price spreads;

•	losses, damages and lawsuits related to the flood and crude oil discharge that occurred in June/July 2007;

•	the failure of our new and redesigned equipment in our facilities to perform according to expectations;

•	interruption of the pipelines supplying feedstock and in the distribution of our products;

•	competition in the petroleum and nitrogen fertilizer businesses;

•	capital expenditures required by environmental laws and regulations;

•	changes in our credit profile;

•	the potential decline in the price of natural gas, which historically has correlated with the market price for nitrogen fertilizer products;

•	the cyclical nature of the nitrogen fertilizer business;

•	adverse weather conditions, including potential floods and other natural disasters;

•	the supply and price levels of essential raw materials;

•	the volatile nature of ammonia, potential liability for accidents involving ammonia that cause severe damage to property and/or injury to the environment and human health and potential increased costs relating to transport of ammonia;

•	the dependence of the nitrogen fertilizer operations on a few third-party suppliers;

•	the reliance of the nitrogen fertilizer business on third-party providers of transportation services and equipment;

•	environmental laws and regulations affecting the end-use and application of fertilizers;

•	a decrease in ethanol production;

•	the potential loss of the nitrogen fertilizer business’ transportation cost advantage over its competitors;

•	refinery operating hazards and interruptions, including unscheduled maintenance or downtime, and the availability of adequate insurance coverage;

•	our commodity derivative activities;

•	uncertainty regarding our ability to recover costs and losses resulting from the flood and crude oil discharge;

•	our dependence on significant customers;

•	our potential inability to successfully implement our business strategies, including the completion of significant capital programs;

•	the success of our acquisition and expansion strategies;

•	the dependence on our subsidiaries for cash to meet our debt obligations;

•	our significant indebtedness;

•	whether we will be able to amend our credit facility on acceptable terms if the Partnership seeks to consummate a public or private offering;

•	the potential loss of key personnel;

•	labor disputes and adverse employee relations;

•	risks relating to evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	the operation of our company as a “controlled company”;

•	new regulations concerning the transportation of hazardous chemicals, risks of terrorism and the security of chemical manufacturing facilities;

•	successfully defending against third-party claims of intellectual property infringement;

•	our ability to continue to license the technology used in our operations;

•	the possibility that Partnership distributions to us will decrease if the Partnership issues additional equity interests and that our rights to receive distributions will be subordinated to the rights of third party investors;

•	the possibility that we will be required to deconsolidate the Partnership from our financial statements in the future;

•	the Partnership’s preferential right to pursue certain business opportunities before we pursue them;

•	reduction of our voting power in the Partnership if the Partnership completes a public offering or private placement;

•	whether we will be required to purchase the managing general partner interest in the Partnership, and whether we will have the requisite funds to do so;

•	the possibility that we will be required to sell a portion of our interests in the Partnership in the Partnership’s initial offering at an undesirable time or price;

•	the ability of the Partnership to manage the nitrogen fertilizer business in a manner adverse to our interests;

•	the conflicts of interest faced by our senior management, which operates both our company and the Partnership, and our controlling stockholders, who control our company and the managing general partner of the Partnership;

•	limitations on the fiduciary duties owed by the managing general partner of the Partnership, which are included in the partnership agreement of the Partnership;

•	whether we are ever deemed to be an investment company under the 1940 Act or will need to take actions to sell interests in the Partnership or buy assets to refrain from being deemed an investment company; and

•	transfer of control of the managing general partner of the Partnership to a third party that may have no economic interest in us.

You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

This list of factors is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

USE OF PROCEEDS

We will disclose the use of proceeds from any offering of securities by the Company in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus, their pledgees, donees, transferees or other successors in interest. The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock. See “Selling Stockholders.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the nine months ended September 30, 2008 and for each accounting period during the five year period ended December 31, 2007. We have not presented a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have preferred stock outstanding during any such period. Therefore, our ratio of earnings to combined fixed charges and preferred stock dividends for any given period is equivalent to our ratio of earnings to fixed charges.

For purposes of this table, earnings consist of pre-tax income (loss) from continuing operations before adjustments for minority interest in consolidated subsidiary, plus fixed charges (excluding capitalized interest, but including amortization of amounts previously capitalized). Fixed charges consist of interest (including capitalized interest) on all debt, amortization of debt expenses incurred on issuance, loss or extinguishment of debt and an estimate of the interest within rental expense.

	Original Predecessor		Immediate Predecessor		Successor
	Year	62 Days	304 Days	174 Days	233 Days	Year	Year	Nine Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	December 31,	March 2,	December 31,	June 23,	December 31,	December 31,	December 31,	September 30,
	2003	2004	2004	2005	2005	2006	2007	2008
(unaudited)
Ratio of Earnings to Fixed Charges(1)	12.1x	57.0x	5.6x	6.3x	—	4.7x	—	7.2x

(1)	Earnings were insufficient to cover fixed charges by $183.0 million and $167.8 million for the 233 days ended December 31, 2005 and the year ended December 31, 2007, respectively.

SELLING STOCKHOLDERS

The Registration Statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling stockholders in connection with our initial public offering in order to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. Under the terms of the registration rights agreements between us and the selling stockholders named herein, we will pay all expenses of the registration of their shares of our common stock, including SEC filings fees, except that the selling stockholders will pay all underwriting discounts and selling commissions, if any.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of February 9, 2009. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling stockholders will sell all of their shares of our common stock covered by this prospectus. When we refer to the selling stockholders in this prospectus, we mean the individuals and entities listed in the table below, as well as their pledgees, donees, assignees, transferees, and successors in interest.

Based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased shares of our common stock outside the ordinary course of business or, at the time of their acquisition of shares of our common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

In the table below, the percentage of shares beneficially owned is based on 86,322,411 shares of our common stock outstanding as of the date of this prospectus (which includes 78,666 restricted shares). Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the business address for each of our beneficial owners is c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

	Shares Beneficially			Shares Beneficially
	Owned		Number of	Owned
Beneficial Owner	Prior to the Offering		Shares	After the Offering
Name and Address	Number	Percent	Offered	Number	Percent

Coffeyville Acquisition LLC(1)	31,433,360	36.4%	7,376,265	24,057,095	27.9%
Kelso Investment Associates VII, L.P.(1)	31,433,360	36.4%	7,376,265	24,057,095	27.9%
KEP VI, LLC(1)	31,433,360	36.4%	7,376,265	24,057,095	27.9%
320 Park Avenue, 24th Floor New York, New York 10022
Coffeyville Acquisition II LLC(2)	31,433,360	36.4%	7,376,264	24,057,096	27.9%
The Goldman Sachs Group, Inc.(2)	31,433,560	36.4%	7,376,264	24,057,296	27.9%
85 Broad Street New York, New York 10004

	Shares Beneficially			Shares Beneficially
	Owned		Number of	Owned
Beneficial Owner	Prior to the Offering		Shares	After the Offering
Name and Address	Number	Percent	Offered	Number	Percent

John J. Lipinski(3)	247,471	*	247,471	—	—
Scott L. Lebovitz(2)	31,433,560	36.4%	7,376,264	24,057,296	27.9%
George E. Matelich(1)	31,433,360	36.4%	7,376,265	24,057,095	27.9%
Stanley de J. Osborne(1)	31,433,360	36.4%	7,376,265	24,057,095	27.9%
Kenneth A. Pontarelli(2)	31,433,560	36.4%	7,376,264	24,057,296	27.9%

*	Less than 1%.

(1)	Coffeyville Acquisition LLC directly owns 31,433,360 shares of common stock. Kelso Investment Associates VII, L.P. (“KIA VII”), a Delaware limited partnership, owns a number of common units in Coffeyville Acquisition LLC that corresponds to 24,557,883 shares of common stock, of which up to 5,762,841 may be deemed to be offered for sale pursuant to this prospectus, with 18,795,042 shares of common stock deemed to be beneficially owned after the offering assuming all shares being offered hereby are sold and KEP VI, LLC (“KEP VI” and together with KIA VII, the “Kelso Funds”), a Delaware limited liability company, owns a number of common units in Coffeyville Acquisition LLC that corresponds to 6,081,000 shares of common stock, of which up to 1,426,989 may be deemed to be offered for sale pursuant to this prospectus, with 4,654,011 shares of common stock deemed to be beneficially owned after the offering assuming all shares being offered hereby are sold. The Kelso Funds may be deemed to beneficially own indirectly, in the aggregate, all of the common stock of the Company owned by Coffeyville Acquisition LLC because the Kelso Funds control Coffeyville Acquisition LLC and have the power to vote or dispose of the common stock of the Company owned by Coffeyville Acquisition LLC. KIA VII and KEP VI, due to their common control, could be deemed to beneficially own each of the other’s shares but each disclaims such beneficial ownership. Messrs. Nickell, Wall, Matelich, Goldberg, Bynum, Wahrhaftig, Berney, Loverro, Connors, Osborne and Moore may be deemed to share beneficial ownership of shares of common stock owned of record or beneficially owned by KIA VII, KEP VI and Coffeyville Acquisition LLC by virtue of their status as managing members of KEP VI and of Kelso GP VII, LLC, a Delaware limited liability company, the principal business of which is serving as the general partner of Kelso GP VII, L.P., a Delaware limited partnership, the principal business of which is serving as the general partner of KIA VII. Each of Messrs. Nickell, Wall, Matelich, Goldberg, Bynum, Wahrhaftig, Berney, Loverro, Connors, Osborne and Moore share investment and voting power with respect to the ownership interests owned by KIA VII, KEP VI and Coffeyville Acquisition LLC but disclaim beneficial ownership of such interests.

(2)	Coffeyville Acquisition II LLC directly owns 31,433,360 shares of common stock. GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG and GS Capital Partners V Institutional, L.P. (collectively, the “Goldman Sachs Funds”) are members of Coffeyville Acquisition II LLC and own common units of Coffeyville Acquisition II LLC. The Goldman Sachs Funds’ common units in Coffeyville Acquisition II LLC correspond to 31,125,918 shares of common stock. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own indirectly, in the aggregate, all of the common stock owned by Coffeyville Acquisition II LLC through the Goldman Sachs Funds because (i) affiliates of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of the Goldman Sachs Funds and (ii) the Goldman Sachs Funds control Coffeyville Acquisition II LLC and have the power to vote or dispose of the common stock of the Company owned by Coffeyville Acquisition II LLC. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. is the investment manager of certain of the Goldman Sachs Funds. Shares that may be deemed to be beneficially owned by the Goldman Sachs Funds consist of:

(1) 16,389,665 shares of common stock that may be deemed to be beneficially owned by GS Capital Partners V Fund, L.P. and its general partner, GSCP V Advisors, L.L.C., of which up to 3,846,057 may be deemed to be offered for sale pursuant to this prospectus, with 12,543,608 shares of common stock deemed to be beneficially owned after the offering assuming all shares being offered hereby are sold, (2) 8,466,218 shares of common stock that may be deemed to be beneficially owned by GS Capital Partners V Offshore Fund, L.P. and its general partner, GSCP V Offshore Advisors, L.L.C., of which up to 1,986,713 may be deemed to be offered for sale pursuant to this prospectus, with 6,479,505 deemed to be beneficially owned after the offering assuming all shares being offered hereby are sold, (3) 5,620,242 shares of common stock that may be deemed to be beneficially owned by GS Capital Partners V Institutional, L.P. and its general partner, GSCP V Advisors, L.L.C., of which up to 1,318,866 may be deemed to be offered for sale pursuant to this prospectus, with 4,301,376 deemed to be beneficially owned after the offering assuming all shares being offered hereby are sold, and (4) 649,793 shares of common stock that may be deemed to be beneficially owned by GS Capital Partners V GmbH & Co. KG and its general partner, Goldman, Sachs Management GP GmbH, of which up to 152,483 may be deemed to be offered for sale pursuant to this prospectus, with 497,310 deemed to be beneficially owned after the offering assuming all shares being offered hereby are sold. In addition, Goldman, Sachs & Co. directly owns 200 shares of common stock. The Goldman Sachs Group, Inc. may be deemed to beneficially own indirectly the 200 shares of common stock owned by Goldman, Sachs & Co. In addition, the Goldman Sachs Funds may be deemed to beneficially own the 31,433,360 shares of common stock owned by Coffeyville Acquisition II LLC, and The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own indirectly, in the aggregate, all of the common stock owned by Coffeyville Acquisition II LLC through the Goldman Sachs Funds. Kenneth A. Pontarelli is a partner managing director of Goldman, Sachs & Co. and Scott L. Lebovitz is a managing director of Goldman, Sachs & Co. Mr. Pontarelli, Mr. Lebovitz, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaims beneficial ownership of the shares of common stock owned directly or indirectly by the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any.

(3)	Mr. Lipinski owns 247,471 shares of common stock directly. In addition, Mr. Lipinski owns 158,285 shares indirectly through his ownership of common units in Coffeyville Acquisition LLC and Coffeyville Acquisition II LLC. Mr. Lipinski does not have the power to vote or dispose of shares that correspond to his ownership of common units in Coffeyville Acquisition LLC and Coffeyville Acquisition II LLC and thus does not have beneficial ownership of such shares.

GENERAL DESCRIPTION OF SECURITIES THAT WE AND
THE SELLING STOCKHOLDERS MAY SELL

We may offer and sell, from time to time:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	subscription rights to purchase any of the other securities that may be sold under this prospectus;

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue preferred stock or debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

In addition, the selling stockholders named in this prospectus may offer for resale, from time to time, up to 15,000,000 shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of the date of this prospectus, there are 86,243,745 outstanding shares of common stock and no outstanding shares of preferred stock. The following description of our capital stock does not purport to be complete and is subject to and qualified by our amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board of directors. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Our common stock will be represented by certificates, unless our board of directors adopts a resolution providing that some or all of our common stock shall be uncertificated. Any such resolution will not apply to any shares of common stock that are already certificated until such shares are surrendered to us.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval. Subject to the provisions of our amended and restated certificate of incorporation and limitations prescribed by law, our board of directors is authorized from time to time to adopt resolutions to issue one or more series of preferred stock, designate the series, establish the number of shares constituting any series, change the number of shares constituting any series, and provide or change the voting powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	decreasing the market price of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our board of directors has approved a form of indemnification agreement for our directors and officers, and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements. We also maintain directors and officers insurance.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that the Goldman Sachs Funds and the Kelso Funds have no obligation to offer us an opportunity to participate in business opportunities presented to the Goldman Sachs Funds or the Kelso Funds or their respective affiliates even if the opportunity is one that we might reasonably have pursued, and that neither the Goldman Sachs Funds or the Kelso Funds nor their respective affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

In addition, the Partnership’s partnership agreement provides that the owners of the managing general partner of the Partnership, which include the Goldman Sachs Funds and the Kelso Funds, are permitted to engage in separate businesses which directly compete with the Partnership and are not required to share or communicate or offer any potential corporate opportunities to the Partnership even if the opportunity is one that the Partnership might reasonably have pursued. The agreement provides that the owners of the managing general partner will not be liable to the Partnership or any partner for breach of any fiduciary or other duty by reason of the fact that such person pursued or acquired for itself any corporate opportunity.

Delaware Anti-Takeover Law

Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the Delaware General Corporation Law which regulates corporate acquisitions. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any director or the entire board of directors may be removed with or without cause by the affirmative vote of the majority of all shares then entitled to vote at an election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that any vacancies on our board of directors will be filled by the affirmative vote of a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director.

Voting

The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision will control.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholder action can be taken by written consent of the stockholders only if the Goldman Sachs Funds and the Kelso Funds collectively beneficially own more than 35.0% of the outstanding shares of our common stock.

Ability to Call Special Meetings

Our amended and restated bylaws provide that special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by the chairman of our board of directors. Special meetings may also be called by the holders of not less than 25% of the outstanding shares of our common stock if the Goldman Sachs Funds and the Kelso Funds collectively beneficially own 50% or more of the outstanding shares of our common stock. Thereafter, stockholders will not be permitted to call a special meeting or to require our board to call a special meeting.

Amending Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that our certificate of incorporation may be amended by the affirmative vote of a majority of the board of directors and by the affirmative vote of the majority of all shares of our common stock then entitled to vote at any annual or special meeting of stockholders. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that our bylaws may be amended, repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors or by the affirmative vote of the majority of all shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

Advance Notice Provisions for Stockholders

In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not less than 120 calendar days before the date that our proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, subject to certain exceptions contained in our amended and restated bylaws. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary of the Company no later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CVI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

General

The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indentures, forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

The debt securities offered by this prospectus will be issued under one of two separate indentures between us and Wells Fargo Bank, N.A., as Trustee. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The debt securities will be obligations of the Company and will be either senior, senior subordinated or subordinated debt. We have summarized selected provisions of the indentures and the debt securities below.

We may issue debt securities from time to time in one or more series under the indentures. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

General Terms of the Indentures

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	any provisions for the remarketing of the debt securities;

•	if the debt securities of the series are to be secured by any of our assets or properties;

•	if the debt securities are to be guaranteed by any other entity;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of each of our subsidiaries, except with respect to a subsidiary that guarantees the debt securities.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. Subordinated Debt Securities may be either subordinated debt (subordinated to all of our other debt) or senior subordinated debt (senior to other subordinated debt but junior to senior debt). We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor or person to which our assets are transferred or leased is a corporation, limited liability company, partnership or other entity organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indentures. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indentures shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indentures, we shall be discharged from all our obligations under the debt securities and the indentures, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indentures, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; provided that an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform any other covenant for 90 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indentures. If an Event of Default (other than an Event of Default relating to events in bankruptcy, insolvency or reorganization) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul the above-described declaration and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indentures impose limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indentures unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indentures.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee; or

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indentures.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of CVR Energy, the trustee or any other agent of CVR Energy or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indentures as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to the Subordinated Debt Securities will be expressly made subject to the discharge and defeasance provisions of the indentures.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

The indentures provide that we and the trustee may enter into supplemental indentures without the consent of any holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection or benefit of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	comply with SEC requirements to effect or maintain the qualification of the indentures under the Trust Indenture Act; and

•	to add one or more guarantees under the indentures or release a guarantee pursuant to the indentures.

The indentures also provide that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of any series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indentures or modify in any manner the rights of the holders of the debt securities of that series. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Debt Securities in a manner adverse to the holders of those securities;

•	alter provisions of the indentures relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indentures.

Concerning the Trustee

The indentures provide that there may be more than one trustee under the indentures, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indentures. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indentures. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, NY.

The indentures contains limitations on the right of the trustee, should it become a creditor of CVR Energy, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indentures, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indentures provide that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee. The trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties under the indentures. In no event shall the trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever irrespective of whether the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indentures provide that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indentures.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed in a document incorporated by reference into the applicable prospectus supplement.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the applicable warrant agreements and warrant certificates, including the definitions therein of certain terms, which will be filed with the SEC as exhibits to the applicable prospectus supplement.

Debt Warrants

General.  Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material United States federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants.  Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General.  Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material United States federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants.  Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities.

We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, to the extent necessary or required for the particular transaction, which will be filed with the SEC if such certificate or agreement is required. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

General Terms of the Subscription Rights

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

PLAN OF DISTRIBUTION

General

We and the selling stockholders may sell the securities covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of securities may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We and the selling stockholders may offer securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us and/or the selling stockholders, as applicable, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this Registration Statement.

If we or the selling stockholders use an underwriter or underwriters in the sale of particular securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by us or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us or the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We and the selling stockholders may also sell securities from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

We or the selling stockholders may sell securities directly to purchasers. In this case, we and they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Indemnification

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of CVR Energy, Inc. and subsidiaries (referred to herein as “Successor”), which collectively refer to the consolidated balance sheets of Successor as of December 31, 2006 and 2007, and to the related consolidated statements of operations, equity and cash flows for Coffeyville Group Holdings, LLC and subsidiaries, excluding Leiber Holdings LLC, as discussed in note 1 to the consolidated financial statements (referred to herein as “Immediate Predecessor”), for the 174-day period ended June 23, 2005 and for the Successor for the 233-day period ended December 31, 2005 and for the years ended December 31, 2006 and 2007 and have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of CVR Energy, Inc. and subsidiaries noted above contains an explanatory paragraph that states that as discussed in note 1 to the consolidated financial statements, effective June 24, 2005, Successor acquired the net assets of Immediate Predecessor in a business combination accounted for as a purchase. As a result of these acquisitions, the consolidated financial statements for the periods after the acquisitions are presented on a different cost basis than that for the periods before the acquisitions and, therefore, are not comparable. The audit report also contains an explanatory paragraph that states as discussed in note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2007.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-33492) (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offerings under this prospectus:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2007, filed on May 8, 2008;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008, filed on May 15, 2008, August 14, 2008, and November 13, 2008, respectively; and

•	our Current Reports on Form 8-K filed on January 7, 2008, January 7, 2008, April 29, 2008, May 8, 2008, August 4, 2008, September 26, 2008, September 29, 2008, October 16, 2008, November 6, 2008, November 19, 2008, December 8, 2008, December 23, 2008 and January 26, 2009.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Investor Relations
Telephone: (281) 207-3464

You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares offered hereby. This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: CVI), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.cvrenergy.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee and FINRA filing fee, all fees and expenses set forth below are estimates.

SEC registration fee	$22,192
FINRA filing Fee	$56,963
Accounting fees and expenses	$130,000
Legal fees and expenses	$375,000
Trustee fees	$15,000
Printing and engraving expenses	$230,000
Miscellaneous expenses	$845

Total	$830,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant’s board of directors has approved a form of indemnification agreement for its directors and officers and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements with the Registrant to give the Registrant’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the Registrant’s Certificate of Incorporation and Bylaws and the indemnification agreements entered into between the Registrant and each of its current and future directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

CVR Energy, Inc. and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The Registration Rights Agreements between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index page hereof, which is incorporated by reference into this Item 16.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sugar Land, Texas, on this 12th day of February, 2009.

CVR ENERGY, INC.

By:	/s/ John J. Lipinski
John J. Lipinski
Chief Executive Officer and President

	Signature	Title	Date

	/s/ John J. Lipinski John J. Lipinski	Chief Executive Officer, President and Director (Principal Executive Officer)	February 12, 2009

	* James T. Rens	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2009

	/s/ C. Scott Hobbs C. Scott Hobbs	Director	February 12, 2009

	* Scott L. Lebovitz	Director	February 12, 2009

	* Regis B. Lippert	Director	February 12, 2009

	* George E. Matelich	Director	February 12, 2009

	* Steve A. Nordaker	Director	February 12, 2009

	* Stanley de J. Osborne	Director	February 12, 2009

	* Kenneth A. Pontarelli	Director	February 12, 2009

	* Mark Tomkins	Director	February 12, 2009

* By:	/s/ John J. Lipinski

John J. Lipinski, as attorney-in-fact

EXHIBIT INDEX

Number		Exhibit Title

1	.1**	Form of Underwriting Agreement for Common Stock, Preferred Stock, Debt Securities, Warrants and/or Subscription Rights.
3	.1*	Amended and Restated Certificate of Incorporation of CVR Energy, Inc. (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and incorporated by reference herein).
3	.2*	Amended and Restated Bylaws of CVR Energy, Inc. (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and incorporated by reference herein).
4	.1*	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Original Registration Statement on Form S-1, File No. 333-137588 and incorporated by reference herein).
4.2		Form of Senior Debt Securities Indenture.
4.3		Form of Subordinated Debt Securities Indenture.
4	.4**	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).
4	.5**	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).
4	.6**	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
4	.7**	Form of Senior Note.
4	.8**	Form of Subordinated Note.
5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the shares of common stock, preferred stock, debt securities, warrants and subscription rights to be sold by the Company.
5.2		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the shares of common stock to be sold by the selling stockholders.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP.
23.2		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.3		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).
24	.1*	Power of Attorney.
24.2		Power of Attorney of C. Scott Hobbs.
25.1		Form T-1 Statement of Eligibility for the Senior Debt Securities Indenture.
25.2		Form T-1 Statement of Eligibility for the Subordinated Debt Securities Indenture.

*	Previously filed.

**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Current Report on Form 8-K, and incorporated herein by reference if necessary or required by the transaction.